Exhibit 99.2

Business Co m bination Summary January 2022 ACTUAL SUNEVA PATIENTS

Disclaimer 2 This presentation (“Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Viveon Health Acquisition Corp . (“Viveon”) and Suneva Medical, Inc . (together with its direct and indirect subsidiaries, collectively, the “Company” or “Suneva”) and related transactions (the “Proposed Business Combination”) and for no other purpose . This Presentation is intended only for “accredited investors” as defined by all State and Federal Securities Laws, the Securities Act of 1933 and Rule 501 of Regulation D and will be made only to qualified prospective investors pursuant to a subscription agreement . The contents of this Presentation should not be considered to be legal, tax, investment or other advice, and any investor or prospective investor considering the purchase or disposal of any securities of Viveon or the Company should consult with its own counsel and advisers as to all legal, tax, regulatory, financial and related matters concerning an investment in or a disposal of such securities and as to their suitability for such investor or prospective investor . The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves of and observe any such restrictions . The recipient acknowledges that it is (i) aware that the United States Securities Laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b 5 hereunder . This Presentation and the information contained herein constitutes confidential information, is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of Viveon and the Company and is intended for the recipient hereof only . No representations or warranties, express or implied are given in, or in respect of, this Presentation . To the fullest extent permitted by law in no circumstances will Viveon, Suneva or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Industry and market data used in this Presentation have been obtained from third party industry publications and sources as well as from research reports prepared for other purposes . Neither Viveon nor Suneva has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . In addition, this Presentation does not purport to be all inclusive or to contain all of the information that may be required to make a full analysis of Suneva or the Proposed Business Combination . Viewers of this Presentation should each make their own evaluation of Suneva and of the relevance and adequacy of the information .

Disclaimer (cont.) Forward Looking Statements Certain statements in this Presentation may be considered forward looking statements . Forward looking statements generally relate to future events or Viveon’s or the Company’s future financial or operating performance . For example, statements concerning the following include forward looking statements : the growth of the Company’s business and its ability to realize expected results ; the viability of its growth and commercial strategy ; financial projections ; the success, cost and timing of its product development activities ; the advantages and potential of its technology and products, including in comparison to competing technologies and products ; trends and developments in the industry ; changes to federal and state laws and regulations ; changes to reimbursement rates ; the impact of the COVID 19 pandemic ; its total addressable market ; and the potential effects of the Business Combination on the Company . In some cases, you can identify for war d looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology . Forward looking statements are based upon estimates and assumptions that, while considered reasonable by Viveon and its management, and the Company and its management, as the case may be, are inherently uncertain . All forward looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements . For further information, please see the Risk Factors set forth in this Presentation as well as the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in Viveon’s final prospectus relating to its initial public offering, dated December 22 , 2020 , and other filings that Viveon or the Company will make with the Securities and Exchange Commission (SEC) . New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties . You should not place undue reliance on forward looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein . Neither Viveon nor the Company undertakes any duty to update these forward looking statements . Use of Projections This Presentation contains projected financial information with respect to Suneva . Such projected financial information constitutes forward looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties . See “Forward Looking Statements” below . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved . Neither the independent auditors of Viveon nor the independent registered public accounting firm of the Company audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . There are numerous factors related to the markets in general or the implementation of any operational strategy that cannot be fully accounted for with respect to the projections herein . Any targets or estimates are therefore subject to a number of important risks, qualifications, limitations and exceptions that could materially and adversely affect Viveon and the Company’s performance . moreover, actual events are difficult to project and often depend upon factors that are beyond the control of Viveon and the Company . 3

R e gener a ti v e Aesthetics Injectables Medical S k inc are Capital E q u ipme n t Surgery Features of Regenerative Aesthetics … • Non - surgical treatments completed in office setting • Aesthetic solutions utilizing the body’s restorative capacity 1 • Delivers immediate AND long - lasting results • New segment NOT addressed by current players • $11B Total Addressable Market, 15% CAGR to 2025 2 4 Leading The Next Wave of Aesthetic Medicine 1 U.S. Food and Drug Administration, Regenerative Medicine Advanced Therapy Designation (RMAT) 2 Medical Insights, Sep 2021, The Global Aesthetic Market Study: XVIII

Pat Altavilla President & CEO Dennis Condon Executive Chairman • Leader in fast - growing regenerative aesthetics sector with product portfolio of “Only” and “First to Market” • Team with successful track - record of delivering top - line growth in aesthetics market • Infrastructure built with approx. $160M cumulative investments • Largest shareholder supporting transaction 5 Overview of Suneva Medical

Overview of Viveon Health Acquisition Corp.

Operating Professionals with Significant Experience to Support Suneva's Growth Plans …

70+ Years of Combined Operating Experience	Dedicated MedTech Focus	Growth-Oriented Operators	Sales Expansion Skill-Set	Robust M&A Experience	Fortune 500 Company Audit Experience

Viveon's Additions to the Suneva Board of Directors - Background



Jagi Gill
CEO & Chairman of the Board, VHAQ

Boston Scientific | TENEX | MAYO CLINIC



Jim Logothetis
Independent Director, VHAQ

EY

6
SUNEVA MEDICAL VIVEON

Strong Management Team

More than a century of collective aesthetic market experience


Pat Altavilla
President and CEO


Brian Pilcher, PhD
CSO and Clinical Affairs


Andy Vutam
VP, Marketing


Pam Misajon
VP, Regulatory and Quality


Todd Harris
VP, Sales

Experienced Board of Directors

Top tier industry experts guiding leadership in regenerative aesthetics


Dennis Condon
Executive Chairman


Ron Eastman
EW Healthcare Partners


Pat Altavilla
President and CEO


Vince Ippolito
Pres. & Chairman, Botanix Pharm.


Brian Chee
Managing Partner Polaris Partners


Jagi Gill
CEO & Chairman, Viveon


Jim Logothetis
Chair of Audit Committee

MENTOR | MERZ AESTHETICS | ZELTIQ | RELIANT | BARD DAVOL INC. | neomend | Johnson & Johnson | FREUDENBERG MEDICAL | PEGASUS | Establishment Labs

EW Healthcare Partners | EYEPOINT PHARMACEUTICALS | revance | Abbott | botanix PHARMACEUTICALS | dermavant | ANACOR | BlackThorn THERAPEUTICS | Nomad

7

SUNEVA MEDICAL | VIVEON

Leading Pure Play in Regenerative Aesthetics Enhance appearance with non - surgical solutions (i.e. fillers, bio - stimulants) leveraging patient’s own tissue Experienced Team with Proven Track Record Team with repeated prior successes in the aesthetic market delivering growth and value to shareholders State of the Art Facility Prior investment funded FDA (PMA) clinical programs and manufacturing facility with capacity to support growth Large Growth Potential in Growing Sector High growth business expected to achieve approx. 50% revenue growth from 2020 – 2024 1 2 3 4 5 8 Company Highlights De - risked Product Portfolio Management intentionally built complementary portfolio with multiple patented “Only” and “First to Market” products

Suneva Poised to Lead Regenerative Aesthetics ACTUAL SUNEVA PATIENT

Leading the Regenerative Aesthetics sector Team with history and blueprint to deliver growth Portfolio of “Only” and “First to Market” solutions High growth business with near term profitability ACTUAL SUNEVA PATIENT 10 Inflection Point for Growth

11 98% of Millennial Consumers would consider aesthetic treatment 1 Untapped Market Opportunities Longer lasting filler treatments drive approximately 57 % male engagement 2 Nearly 2 out of every 3 persons have favorable opinions towards aesthetic procedures 1 Key Social Trends High interest ( 86 % to 92% ) in regenerative treatments across aesthetic consumers ages 25 - 64 3 The “Zoom Effect” is estimated to create 40.6% new consumers that seek aesthetic treatments 4 86 - 92% Tailwinds Growing Aesthetic Market 1 Allergan 360 Aesthetics Report 2019 – Aesthetic Conscious consumers aged 21 -- 35 2 Harris Poll Survey, April 4, 2018, Bellafill Filler Fatigue Study 3 Vance and Associates, June 2020, Consumer Attitude Post COVID Survey 4 Sarah Austin, Jan 2021, Zoom Boom Triggers Surge in Aesthetic Medical Procedures , Entrepreneur.com: https ://w ww .e n trepreneur.com/article/360356

• Strategy, Management, Marketing and Clinical leadership • Established industry standard medical education program • Success f u l acquisiti o n and m erger w ith M erz Aestheti c s • Strategy, Management, and Marketing leadership • Developed global push/pull marketing strategy • Successful commercialization of new indications 12 Track Record of Delivering Growth Case Studies of Suneva Team BioForm Medical/Merz Aesthetics Zeltiq Aesthetics (CoolSculpting)/Allergan 3X Revenue Growth in 4 years 4.5X Revenue Growth in 3 years

Suneva Portfolio of Innovation – “Only” and “First to Market” ACTUAL SUNEVA PATIENT

Skin damage from intrinsic and extrinsic factors Sagging tissue that increases wrinkles and folds Volume loss from degrading fat & collagen Loss of structure due to bone resorption 2 0 ’ s 3 0 ’ s 4 0 ’ s 50’s + 14 Meeting Demands of the Aging Process

V olu m e Reju v ena t ion Lift Structure ACTUAL SUNEVA PATIENT 15 A Curated Portfolio Products Meeting The Demands of Aging

ACTUAL SUNEVA PATIENT 2019 2020 2021 16 Portfolio Poised for Growth

Demands Met: Structure / Volume / Lift

bellafill®

The FIRST and ONLY FDA-Approved (PMA)
Bio-stimulating Filler that lasts up to 5 years

22 Patents / 13 Publications



bellafill
bellafill




Before


After


Before


After

Bellafill® is indicated for the correction of nasolabial folds and moderate to severe, atrophic, distensible facial acne scars on the cheek in patients over the age of 21 years. Patients who have had a positive reaction to the Bellafill® Skin Test, have a history of severe allergies, have known bovine collagen allergies, are allergic to lidocaine, have bleeding disorders or are prone to thick scar formation and/or excessive scarring should not receive Bellafill®. The safety of Bellafill® for use during pregnancy, breastfeeding, or in patients under 21 has not been established. You may experience temporary swelling, redness, pain, bruising, lumps/bumps, itching, and discoloration at the treatment site. These side effects are usually transient and typically resolve within 1–7 days. You may experience lumps/bumps/ papules that may occur more than one month after injection and that may persist. Less common side effects include rash and itching more than 48 hours after treatment, persistent swelling or redness, lumps/bumps, acne, and increased sensitivity at treatment sites. Infrequently, granulomas may occur and may be treated by your licensed physician provider. Be sure to call your licensed provider immediately if you notice any unusual skin reactions around the treatment area

17

SUNEVA® MEDICAL | VIVEON

Demands Met: Volume / Lift

SILHOUETTE INSTALIFT™

The FIRST Absorbable Suture with FDA 510(k)
Indicated for Cosmetic Facial Procedures

2 Patents / 8 Publications


5mm length
15mm length
23G needle
120 mm
5mm length





Before



After (3 weeks)



Before



After (3 months)

Silhouette InstaLift® is indicated for use in mid-face suspension surgery to temporarily fixate the cheek sub-dermis in an elevated position. Silhouette InstaLift should not be used in patients with any known allergy or foreign body sensitivities to plastic biomaterial or in situations where internal fixation is otherwise contraindicated, (e.g. infection.) The device should not be used in patients appearing to have very thin soft tissue of the face in which the implant may be visible or palpable. Like all procedures of this type there is a possibility of adverse events, although not everybody experiences them. Adverse events include but are not limited to infection, minimal acute inflammatory tissue reaction, pain, swelling and edema, transient hematoma or bruising and transient rippling or dimple formation.

18

SUNEVA® MEDICAL VIVEON

Demands Met: Skin Rejuvenation

PLASMA IQ™

The FIRST Hand-held Plasma Energy Device with FDA 510(k) Indicated for Skin Rejuvenation

4 Publications







Before



After



Before



After

PLASMA IQ is FDA cleared to be used in the removal and destruction of skin lesions and the coagulation of tissue. The most common side effects are swelling, tenderness, scabbing and redness. PLASMA IQ is Rx only and should only be used by medically licensed and certified practitioners.

19

SUNEVA® MEDICAL

VIVEON

Demands Met: Volume

dermapose PUREGRAFT

Fat Grafting Technologies for Facial Volumization and Body Aesthetics

FDA 510(k) Products

10 Patents / 3 Publications


dermapose


PUREGRAFT
PUREGRAFT


COSMETIC



Before



After



Before



After

Dermapose Refresh is a sterile medical device **cleared to be used** for the processing of lipoaspirate tissue in medical procedures involving the harvesting, concentrating and transferring of autologous adipose tissue harvested with a lipoplasty system. Dermapose Refresh is contraindicated for use in intravenous applications. Fat tissue harvested with Dermapose Refresh is only to be used for reimplantation without any additional manipulation. Extreme caution should be taken when using Dermapose Refresh in patients with chronic medical conditions, such as diabetes, heart or lung diseases, circulatory disease, or obesity. Results of the procedure may or may not be permanent.

20

SUNEVA® MEDICAL VIVEON

2020 - 2024 Forecast 1 1 0 1 0 0 90 80 70 60 50 40 30 20 10 0 - 10 2 0 20 2 0 21 2 0 2 2 2 0 2 3 20 2 4 $Million Re v e n ue EB I T DA 21 High Growth & Profitable Outlook* Key Growth Drivers 1. Diverse portfolio within last 12 months 2. E x p a n d ed fie l d s a l e s force 3. Increase clinical education initiatives 4. L a u n ch pr a ctice ma n a g em e nt pr o gr a m Note : Projections exclude product pipeline launches and international expansion * Financial projections reflect management's current expectations and beliefs. Financial performance, including high growth and profitably metrics is subject to change.

22 110 100 90 80 70 60 50 40 30 20 10 0 2020 Bellafil Silhouette $Milli o n Est. Revenue Contribution by Product Line 2021 * PlasmaIQ 2022 * Dermapose/Puregraft 2023 * Amplifine 2024 * Seruglow * Estimated Financial projections reflect management's current expectations and beliefs. Financial performance, including high growth and profitably metrics is subject to change.

Proven Blueprint To Deliver Revenue Growth ACTUAL SUNEVA PATIENT

Current Sales Coverage* 34 Reps Anticipated Doubling of Field Sales Force by end 2022 Expected to Result in Tripling of Revenue within 18 Months ** Future Sales Expansion ** 68 Reps 24 Sales Channel Expansion Delivers Scale * As of November 1, 2021 ** Anticipated based upon management’s expectations and belief as of November 1, 2021

25 L eve r age Robust Clinical Support

Est. US Customer Growth Plan 26 3500 3000 2500 2000 1500 1000 500 0 Other: MedSpa Physician (i.e. ENT, Primary Care) 11,000 (est.) D ermat o l og is t s In US FN1 7,000 (est.) Plastic S u r g e on s In US FN1 19,000 (est.) M e d S p as In US FN2 Customer install base of 3000 estimated to deliver $100M revenue 3000 customers represents approximately 8% of total target customer base 2020 2021 * 2022 * 2023 * Dermatologist Plastic Surgeon Other 202 4 * 1. 2. • Estimated - Financials projections reflects management’s current expectations and beliefs • Financial performance, including high growth and profitability metrics, is subject to change. AAMC Physician Specialty Report 2020 Health and Wellness Spas in the US, IBIS Worldwide 2021

27 Push/Pull Strategy Proven Programs Driving Product Adoption P u sh Portfolio to Ph y sic i ans • Field - Based Clinical Education • Regional Centers of Excellence • Delivering Continuing Medical Education P u ll Patients T o Ph y sic i ans • Increase Patient Conversion at Practice • Patient - Lead Recruitment to Practice • Digital Marketing Tools Increase Traffic

Portfolio Growth: Three-Part Plan

Product Line Extensions

SERUGLOWMD

Q2 2022 (est) FDA Clearance New Stamper

PLASMA IQ™

Q4 2021 Eye Indication

bellafill®

2022-2024 (est.) Expanded Indications & Size

Tuck-in Acquisitions



Innovative Fat Transfer



Novel Tissue Lift Sutures



Platelet-Rich Plasma (PRP) Mask

Hair Restoration Program



Est. $40B*
Total Global Addressable Market by 2026

Exosome Based Technology

Sub-cutaneous Delivery

Program anticipated to begin 2022 through FDA/BLA Pathway

- https://www.gminsights.com/industry-analysis/hair-transplant-market

28

SUNEVA® MEDICAL | VIVEON

29 Global Expansion Current Markets* • South Korea • Hong Kong • Mexico • Canada • United States Anticipated Future Markets** • China (C F DA Appro v al Pending) • APAC (Japan, Taiwan, Australia, SE Asia – Thailand, Singapore, Malaysia) • Western Europe (Select Regions) • Middle East (UAE, Qatar) * As of Nov 1, 2020, Bellafil approved in Mexico (pending distributor selection) ** Based on managements expectations and beliefs as of Nov 1, 2021

No Infrastructure Investments Required Vertically Integrated Manufacturing Quality & Regulatory Expertise Operations with Capacity People, Property & Processes 30

High Growth Business within High Growth Sector ACTUAL SUNEVA PATIENT

Category Leadership High Growth Company in a High Growth Sector Untapped Growth Opportunity Capital Accelerates US & Global Expansion Experienced Management Team Proven Track Record of Delivery High Growth Compelling Investment Valuation Competitive Pricing vs Peers Strong Financials High Growth and Profitable With Un - Realized Upside 1 2 3 4 5 32 Suneva’s Accelerated Growth as a Public Company

33 Aesthetic Company Peer Valuations EV / Revenue 2023E (multiple) 73 84 82 74 74 68 64 60 Gross Margin 2023E (percent) Revenue CAGR 2020 - 2024E ( p e r c ent) Mean: 72% Me dian: 74% Source: CapIQ, FactSet, Company Filings and Reports as of 01/05/2022 50 127 32 31 30 26 25 25 3 .4 19 .2 7.8 7 .7 7 .3 4 .9 2 .4 2 Mean/ Median: 7.3x Discount : 53% Mean: 42% Me dian: 30%

Thank you ACTUAL SUNEVA PATIENTS

App e nd i x 35

bellafill®

Value Proposition

	Avg Cost to Provider	Avg Retail Cost to Patient	Provider Margin	Key Benefits
Bellafill	$1,395 cost per kit of 5 syringes	$3,500 per kit	60% profit margin	• Immediate results • Stimulates collagen • Lasts up to 5 years • Robust safety data
RADIESSE	$250 per syringe	$2,400 per syringe ($800 per syringe / 3 syringes needed for face)	68% profit margin	• Immediate results • Stimulates collagen • Lasts up to 1 year
Sculptra	$350 per vial	$3,200 per treatment ($800 per vial / 4 vials needed for face)	56% profit margin	• Stimulates collagen • Lasts up to 2 year

All figures based on management's analysis and estimates of general market knowledge and Company customer surveys.

Bellafill® is indicated for the correction of nasolabial folds and moderate to severe, atrophic, distensible facial acne scars on the cheek in patients over the age of 21 years. Patients who have had a positive reaction to the Bellafill® Skin Test, have a history of severe allergies, have known bovine collagen allergies, are allergic to lidocaine, have bleeding disorders or are prone to thick scar formation and/or excessive scarring should not receive Bellafill®. The safety of Bellafill® for use during pregnancy, breastfeeding, or in patients under 21 has not been established. You may experience temporary swelling, redness, pain, bruising, lumps/bumps, itching, and discoloration at the treatment site. These side effects are usually transient and typically resolve within 1–7 days. You may experience lumps/bumps/ papules that may occur more than one month after injection and that may persist. Less common side effects include rash and itching more than 48 hours after treatment, persistent swelling or redness, lumps/bumps, acne, and increased sensitivity at treatment sites. Infrequently, granulomas may occur and may be treated by your licensed physician provider. Be sure to call your licensed provider immediately if you notice any unusual skin reactions around the treatment area

36

SUNEVA® MEDICAL VIVEON

SILHOUETTE INSTALIFT™

Value Proposition

	Avg Cost to Provider	Avg Retail Cost to Patient	Provider Margin	Key Benefits
Silhouette Instalift	$1,495 cost per box of 10 sutures	$4,000 for 8 sutures	62% profit margin	• Greater lifting capacity • Stimulates collagen • Lasts up to 2 years
PDO Threads	$15 per thread	$50 per thread $2,500 per treatment (average 50 threads per patient/treatment)	70% profit margin	• Provides some lifting • Cheaper to access • Lasts 6-9 months

All figures based on management's analysis and estimates of general market knowledge

Silhouette InstaLift® is indicated for use in mid-face suspension surgery to temporarily fixate the cheek sub-dermis in an elevated position. Silhouette InstaLift should not be used in patients with any known allergy or foreign body sensitivities to plastic biomaterial or in situations where internal fixation is otherwise contraindicated, (e.g. infection.) The device should not be used in patients appearing to have very thin soft tissue of the face in which the implant may be visible or palpable. Like all procedures of this type there is a possibility of adverse events, although not everybody experiences them. Adverse events include but are not limited to infection, minimal acute inflammatory tissue reaction, pain, swelling and edema, transient hematoma or bruising and transient rippling or dimple formation.

37

SUNEVA® MEDICAL | VIVEON

PLASMA IQ™ Value Proposition

	Avg Cost to Provider	Avg Retail Cost to Patient	Provider Margin	Key Benefits
Plasma IQ	$7,500/device $60/probe	$1,400 ($700 X 2 treatments)	• Ability to pay off device with 5 patient treatments • After device payoff – 91% profit with probes per treatment	• FDA cleared device • Lower cost option compared to other capital equipment • Non-surgical / min downtime
Subnovii	$12,000 / device $60 / probe	$1,400 ($700 X 2 treatments)	• Ability to pay off device with 8 patient treatments • After device payoff – 91% profit with probes per treatment	• FDA approved device • Lower cost option compared to other capital equipment • Non-surgical bleph / min downtime
Plasma Concepts (non-FDA approved device)	$6,500 / device $50 / probe	$1,200 ($600 X 2 treatments)	• Ability to pay off device with 4 patient treatments • After device payoff – 90% profit with probes per treatment	• Lower cost option compared to other capital equipment • Non-surgical / min downtime

All figures based on management's analysis and estimates of general market knowledge

PLASMA IQ is FDA cleared to be used in the removal and destruction of skin lesions and the coagulation of tissue. The most common side effects are swelling, tenderness, scabbing and redness. PLASMA IQ is Rx only and should only be used by medically licensed and certified practitioners.

38

SUNEVA® MEDICAL | VIVEON

dermapose PUREGRAFT

Value Proposition

	Avg Cost to Provider	Avg Retail Cost to Patient	Provider Margin	Key Benefits
Dermapose	$450 per syringe $18 per cc of sized fat	$3,750 for full face volumization	88% profit margin	• Ability to offer full face volumization • $3,750 for full face vs. $13,750 using HA's
HA Fillers	$200 per syringe	$550 per syringe	63% profit margin	• Seen as the standard for fillers • Easy to inject
Puregraft	$550 avg cost per bag	$4,500 avg cost for fat grafting for breast augmentation	87% profit margin	• Ability to remove 97% of impurities for more predictable and long-lasting fat grafting • Alternative to using implants for breast and buttock augmentation • Ability to provide other body contouring procedures

All figures based on management's analysis and estimates of general market knowledge

Dermapose Refresh is a sterile medical device intended for the processing of lipoaspirate tissue in medical procedures involving the harvesting, concentrating and transferring of autologous adipose tissue harvested with a legally marketed lipoplasty system. Dermapose Refresh is contraindicated for use in intravenous applications. Fat tissue harvested with Dermapose Refresh is only to be used for reimplantation without any additional manipulation. Extreme caution should be taken when using Dermapose Refresh in patients with chronic medical conditions, such as diabetes, heart or lung diseases, circulatory disease, or obesity. Results of the procedure may or may not be permanent. Results of the procedure will depend upon patient age, surgical sites, and experience of the surgeon. Fat removal should be limited to that necessary to achieve a desired cosmetic effect. Puregraft This product is certified as a medical device in the European Union under the Medical Device Directive 93/42/EEC by SGS CE0120, exclusively for the indication of autologous fat transfer. Other non-medical uses ascribed to this device such as aesthetic body contouring are not within the scope of CE certification, and users should be aware product performance and/or safety has not been evaluated by SGS for those purposes.

39

SUNEVA® MEDICAL VIVEON

Bellafill Account Growth

Case Study


$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Bellafill Patient
HA Filler Patient
$11,750
$20,488
$2,072
$4,737
$3,669
$8,242
Average lifetime spend
Average spend 12 months
Average spend 24 months

Average lifetime spend of a Bellafill patient is almost **double** that of a regular HA patient


7
6
5
4
3
2
1
0
Bellafill Patient
HA Filler Patient
6.1 months
3.4 months
Avg. time for patients to return for a non-filler treatment


42%
44%
Percentage of patients that return for another BF Treatment
Bellafill Patient
HA Filler Patient

Bellafill patients come back to the practice for non-filler treatments **faster**, on average, than HA patients

Bellafill patients still want **MORE** Bellafill!

Source: Kurtis Martin MD, Cincinnati OH

40

SUNEVA MEDICAL

VIVEON

Improving Gross Margins



2021
2023
120
100
80
60
40
20
0
$Million
Revenue
Gross Profit
59%
Gross
Margin
69%
Gross
Margin

2021 Gross Margins

Bellafil	61%
Instalift	55%
PlasmaIQ	58%
Puregraft/Dermapose	51%
SeruGlow	69%
Amplifine	81%

2023 Gross Margins

Bellafil	70%
Instalift	55%
PlasmaIQ	57%
Puregraft/Dermapose	82%
SeruGlow	69%
Amplifine	85%

41

SUNEVA® MEDICAL VIVEON

Sources* Amount ($MM) Cash Held in SPAC Trust * $201* Suneva Shareholder Equity Rollover $250 Equity Issued for SPAC Sponsor $50 PIPE $10 Total Sources $511 Uses Amount ($MM) Suneva Shareholder Equity Rollover $250 Equity Issued for SPAC Sponsor $50 Cash to Balance Sheet 1 $193 Assumed Transaction Expenses $18 Total Uses $511 Pro Forma Ownership Sources & Use 49.0% 39.3% 2 .0% 9.7% Suneva Shareholders Public Shareholders SPAC Sponsor PIPE Investors 42 Transaction Overview Notes: 1. Assumes no redemptions; 2. Including rights; not giving into effect to private and public warrants striking at $11.50/share; 3. Does not include 12 million earn - out shares issued to Suneva security holders upon achieving the following share price milestones; Tranche 1 : 4 million shares issued at $ 12 . 50 /share within 2 years (“Tranche 1 Target”) Tranche 2 : 4 million shares issued at $ 15 . 00 /share within 3 years (“Tranche 2 Target”) Tranche 3 : 4 million shares issued at $ 17 . 50 /share within 5 years (“Tranche 3 Target”) 4. A total of 5 . 1 million of Sponsor's private warrants and 1 . 4 million shares of Sponsor's common stock vest as follows : Tranche 1 Target : 1 , 700 , 000 warrants and 466 , 666 shares of common stock Tranche 2 Target : 1 , 700 , 000 warrants and 466 , 666 shares of common stock Tranche 3 Target : 1 , 700 , 000 warrants and 466 . 666 shares of common stock * Cash in Trust at SPAC IPO December 2020

Illustrative Minimum Cash to Close $100M Closing Costs/Fees (est.) $18M Anticipated Cash at Close Growth Initiatives (2022 – 2024) $82M US Sales Channel Development & Marketing $39M Global Market Expansion $12M R&D - Product Line Extensions $7M R&D - Product Development Hair Restoration* $18M * Assume Clinical Program Involving BLA regulatory pathway with FDA 62% of Proceeds 30% of Proceeds 43 Illustrative Use of Proceeds